[Letterhead]




October 31, 1996


To Our Stockholders:

      On behalf of the Board of Directors and management of Lakeview Financial Corp. (the "Company"), I cordially invite you to attend the 1996 Annual Meeting of Stockholders to be held at The Robin Hood Inn located at 1129 Valley Road, Clifton, New Jersey 07013 on Tuesday, November 26, 1996 at 10:00 a.m., Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Company. Directors and officers of the Company, as well as representatives of KPMG Peat Marwick LLP, the Company's independent public accountant, will be present to respond to any questions stockholders may have.

     Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it in the accompanying postage-paid return envelope as promptly as possible. YOUR VOTE IS VERY IMPORTANT.


                                    Sincerely,



                                    Kevin J. Coogan
                                    President and Chief Executive Officer

                           LAKEVIEW FINANCIAL CORP.
                               1117 MAIN STREET
                          PATERSON, NEW JERSEY  07503
                                (201) 742-3060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 26, 1996

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Lakeview Financial Corp. (the "Company"), will be held at The Robin Hood Inn, 1129 Valley Road, Clifton, New Jersey 07013 on November 26, 1996, at 10:00 a.m., Eastern time. The Meeting is for the purpose of considering and acting upon the following matters:

      1.    The election of two directors of the Company; and

      2. Such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on October 15, 1996, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

      You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    HELEN SACO
                                    SECRETARY
Paterson, New Jersey
October 31, 1996


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM.
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                           LAKEVIEW FINANCIAL CORP.
                               1117 MAIN STREET
                          PATERSON, NEW JERSEY  07503
                                (201) 742-3060

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 26, 1996


                                    General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lakeview Financial Corp. (the "Company") to be used at the 1996 Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at The Robin Hood Inn, 1129 Valley Road, Clifton, New Jersey on November 26, 1996, 10:00 a.m. local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about October 31, 1996.

      At the Meeting, stockholders will consider and vote upon (i) the election of two directors, and (ii) such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors of the Company knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

                      Voting and Revocability of Proxies

      Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company at the address of the Company shown above or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the nominees for directors set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters, incident to the conduct or the Meeting.

                Voting Securities and Principal Holders Thereof

      Stockholders of record as of the close of business on October 15, 1996 ("Voting Record Date"), are entitled to one vote for each share of Common Stock then held. As of October 15, 1996, the Company had 2,265,704 shares of Common Stock issued and outstanding.

      The Certificate of Incorporation ("Certificate") of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit and that voting rights may, in certain situations, be reduced below the limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, ("1934 Act"), and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the certificate of incorporation) and shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by directors, officers and employees of the Company or its subsidiaries, or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person or his or her affiliates.

      The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. In the event that there are not sufficient votes present for a quorum, or to ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors (Proposal I), the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under New Jersey law and the Company's Certificate of Incorporation and the Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or
(ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      The Board is not aware of any other business to come before the Meeting. If there are other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item or (iii) vote to "ABSTAIN" on such item. Under the Company's Certificate of Incorporation and Bylaws, unless otherwise required by law, all such other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

      Persons and groups owning in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "Commission") regarding such ownership pursuant to the 1934 Act. The following table sets forth, as of the Voting Record Date, persons or groups who own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Company as a group. Other than as noted below, management knows of no person or group who owns more than 5% of the outstanding shares of Common Stock at the Voting Record Date.



                                                                               Percent of Shares
                                                  Amount and Nature of          of Common Stock
Name and Address of Beneficial Owner              Beneficial Ownership            Outstanding
------------------------------------              --------------------         ------------------

Lakeview Savings Bank Employee                         181,954  (1)                   8.03%
Stock Ownership Plan ("ESOP")
989 McBride Avenue
West Paterson, New Jersey 07424

FMR Corp.
82 Devonshire Street
Boston, MA  02109-3614                                 183,260  (2)                   8.09%

Kevin J. Coogan, President
  and Chief Executive Officer                          261,722  (3)                  10.99%
989 McBride Avenue
West Paterson, New Jersey 07424

All Directors and Executive Officers
  as a Group (9 persons)                               754,062  (4)                  28.42%



-------------------------------
(1) The ESOP purchased such shares for the exclusive benefit of ESOP participants with funds borrowed from a third-party lender. For further information with respect to voting and investment power regarding shares held by the ESOP, see "Proposal I - Information with Respect to Nominees for Directors; Directors Whose Terms Continue and Executive Officers."
(2) As reported in a Schedule 13G dated February 14, 1996, filed with the Commission by FMR Corp. ("FMR"). FMR is an investment advisor and is deemed the beneficial owner of the Company's Common Stock owned by its numerous investment counseling clients.
(3) Includes 139,977 shares over which Mr. Coogan has sole voting and dispositive power, and 4,983 over which he holds joint voting and dispositive power with his wife. Also includes 116,762 shares which may be purchased through the exercise of stock options.
(4) Includes stock options to purchase 387,410 shares of Common Stock which are exercisable within 60 days of the Voting Record Date. Also includes 20,395 shares of Common Stock held by the ESOP which are allocated to executive officers. Excludes shares which are unallocated to participating employees. For further information, see Proposal I - "Information with Respect to Nominees for Directors; Directors Whose Terms Continue and Executive Officers."

            Section 16(a) Beneficial Ownership Reporting Compliance

      The Common Stock of the Company is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Commission disclosing changes in beneficial ownership of the Common Stock. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended July 31, 1996.

       Proposal I -- Information with Respect to Nominees for Directors;
             Directors Whose Terms Continue and Executive Officers

Election of Directors

      The Company's Board of Directors is presently composed of seven (7) members who are elected for terms of three years, approximately one-third of whom are to be elected annually in accordance with the Bylaws of the Company. The Bylaws of the Company require that approximately one-third of the directors stand for election each year. At this Meeting, two persons will stand for election. The Board of Directors has nominated Leo J. Costello, and Leo J. Dean for election as directors for three year terms. Currently, Mr. Costello is the Chairman of Board and Mr. Dean is a director of the Company.

      It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

      The following table sets forth each nominee and each continuing director's name, age, the year he first became a director of the Company or of the Company's wholly-owned subsidiary, Lakeview Savings Bank (the "Savings Bank"), the year in which such term will expire and the number of shares and percentage of the Common Stock beneficially owned. The following table also sets forth, for all executive officers and directors as a group and for each executive officer listed in the Summary Compensation Table under the caption "Executive Compensation," the number of shares and the percentage of the Common Stock beneficially owned.


                                                                                          Common Stock Beneficially
                                                                                                  Owned (2)
                                                                                          --------------------------
                                                            Year First
                                                             Elected        Term to
Name                                             Age(1)      Director       Expire          Shares      % of Class
----                                             ------     -----------     -------       ----------   ------------
BOARD NOMINEES FOR TERMS TO EXPIRE IN 1999

Leo J. Costello                                    71          1955           1999         80,284(3)        3.46%
Leo J. Dean                                        80          1981           1999         71,339(4)        3.09

DIRECTORS CONTINUING IN OFFICE

Robert J. Davenport                                58          1994           1997         15,400(5)         .68
Dennis D. Pedra                                    43          1994           1997         33,310(6)        1.46
Kevin J. Coogan                                    47          1986           1998        261,722(7)       10.99
Michael R. Rowe                                    46          1987           1998         83,153(8)        3.60
Vincent A. Scola                                   61          1995           1998         20,930(9)         .92

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kevin M. McCloskey                                 38          N/A             N/A         94,420(10)       4.09
Anthony G. Gallo                                   43          N/A             N/A         93,504(11)       4.05
All directors and executive
  officers of the Company
  as a group (9 persons)                                                                  754,062(12)      28.42%


--------------------
(1)   At July 31, 1996.
(2) As of October 15, 1996, (Voting Record Date). Individual has sole voting and disposition power over shares unless otherwise noted.
(3) Includes 53,280 shares which may be purchased through the exercise of stock options and includes 4,931 shares over which Mr. Costello has shared voting and investment power as co-trustee of the Lakeview Savings Bank Pension Plan.
(4) Includes 44,496 shares which may be purchased through the exercise of stock options and 9,075 shares which he holds in joint ownership with his wife.
(5) Includes 14,300 shares which may be purchased through the exercise of stock options.
(6) Includes 14,300 shares which may be purchased through the exercise of stock options and 1,100 shares which he holds in joint ownership with his wife.
(7) Includes 139,977 shares over which Mr. Coogan has sole voting and dispositive power and 4,983 shares over which he holds in joint ownership with his wife. Also includes 116,762 shares which may be purchased through the exercise of stock options.
(8) Includes 44,496 shares which may be purchased through the exercise of stock options.
(9) Includes 14,300 shares which may be purchased through the exercise of stock options and 4,210 shares which he holds in joint ownership with his wife.
(10) Includes 51,319 shares over which Mr. McCloskey has sole voting and investment power, 363 shares over which Mr. McCloskey has beneficial ownership, and 42,738 shares which may be purchased through the exercise of stock options.
(11) Includes 42,871 shares over which Mr. Gallo has sole voting and dispositive power, 2,964 shares over which he exercises shared voting and dispositive power with his spouse, and 42,738 shares which may be purchased through the exercise of stock options. Also, includes 4,931 shares over which Mr. Gallo has shared voting and dispositive power as a co-trustee of the Lakeview Savings Bank Pension Plan.
(12) Includes 387,410 shares which may be purchased through the exercise of stock options. Also includes 20,395 shares of Common Stock held by the Savings Bank's Employee Stock Ownership Plan ("ESOP") and allocated to executive officers. Excludes shares which are unallocated to participating employees (181,954 shares). Unallocated shares and shares for which no voting directions are received are voted by the ESOP trustee. A committee of the Board of Directors of the Savings Bank consisting of Directors Costello, Dean and Rowe directs the plan trustee on how to vote these unallocated and non-directed shares (see "-- Other Benefits - Employee Stock Ownership Plan"). Once allocated to participant accounts, such Common Stock will be voted by the plan trustee as directed by the plan participant as the beneficial owner of such Common Stock. The plan trustee acts as fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The individuals serving on the Board's ESOP Committee and Trustee Committee disclaim beneficial ownership of stock held under the ESOP.

Biographical Information

      The principal occupation during the past five years of each nominee and director of the Company is set forth below.

     Kevin J. Coogan has been the President and Chief Executive Officer of the Savings Bank since 1986. Mr. Coogan began his service as an officer with the Savings Bank in 1982. Mr. Coogan has served as a director since 1987.

     Leo J. Costello has been a director of the Savings Bank since 1955 and was the President and Chief Executive Officer of the Savings Bank between 1959 and 1986. Mr. Costello has served as the Chairman of the Board since 1986.

     Robert J. Davenport currently serves as the Executive Director of the Passaic Valley Sewerage Commissioners, a public company. He has been employed by the Passaic Valley Sewerage Commissioners since 1972.

     Leo J. Dean has been a director of the Savings Bank since 1981. He is the retired owner of an automotive parts and service business and has also worked with civic organizations.

     Dennis D. Pedra since 1991 has acted as the President and CEO of N.E. Restaurant Co. located in Randolph, Massachusetts, a 30 unit restaurant company. Mr. Pedra was previously employed by Uno Concepts Inc., as President from 1984 through 1991.

     Michael R. Rowe has served as a director of the Savings Bank since 1987. Mr. Rowe was recently named President of the New Jersey Nets. Prior to this position Mr. Rowe served as the General Manager of the New Jersey Sports and Exhibition Authority, which properties include Giant Stadium, the Meadowlands Arena and Racetrack.

     Vincent A. Scola was appointed to the Board of Directors in January 1995. Mr. Scola retired from his position as Senior Vice President of First Fidelity Bank, Newark, New Jersey in 1994.

Nominations for Directors

      Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the board of directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in the Certificate may be eligible for election as directors at an annual meeting.

      Nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the number of shares of Common Stock that are beneficially owned (as defined in the Certificate) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the 1934 Act, including, but not limited to, information which would be required to be filed with the Commission; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the number of shares of Common Stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting must furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee.

      The Board or a committee of the Board may reject any nomination by a stockholder not timely made in accordance with the requirements of the Certificate. A stockholder may be given the opportunity to correct a notice not meeting the requirements of the Certificate as provided in the Certificate. Notwithstanding the procedures set forth in the Certificate, if neither the Board nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of the Certificate. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of the Certificate, such officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of the Certificate, such officer shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.

Meetings and Committees of the Board of Directors

      The Company's Board of Directors conducts its business through meetings of the Board, Board committees and committees of the Savings Bank. During the fiscal year ended July 31, 1996, the Board of Directors of the Company held 12 regular meetings and five special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and the Savings Bank and committees on which such director served during the fiscal year ended July 31, 1996.

      The Personnel and Salary Committee of the Company and the Savings Bank consists of Leo J. Dean - Chairman, and Directors Pedra and Rowe. The committee meets monthly to review the performance of the Savings Bank's officers and employees, and to determine compensation programs and adjustments. The Compensation Committee met once during fiscal 1996 to consider compensation.

      The Audit and Control Committee of the Company and the Savings Bank consists of Michael R. Rowe - Chairman, and Directors Davenport and Scola. The Audit Committee reviews the actions and reports of the internal audit department, and the independent auditor. The Committee also provides direction to the internal auditor. The Committee meets quarterly. The committee held four meetings during the year ended July 31, 1996.

      The Company has no standing nominating committee and the entire Board of Directors acts as a Nominating Committee. The Board of Directors met once in its capacity as a nominating committee during the fiscal year ended July 31, 1996.

Director Compensation

      Directors' Fees. During the fiscal year ended July 31, 1996, each member of the Board of Directors of the Company received $500 per meeting upon attendance. Members of the Board of Directors of the Savings Bank receive an annual retainer of $15,000. The Chairman of the Board of the Savings Bank received an annual retainer fee of $27,500. No additional fees are paid for committee meetings. Directors emeritus receive a fee of $5,000 per year. For the year ended July 31, 1996, the Company paid a total of $152,753 in directors' fees.

     Stock Options. Directors of the Company are awarded options pursuant to the 1993 Stock Option Plans. See "- Other Benefits - Stock Option Plans."

Executive Compensation

      Summary Compensation Table. The following table sets forth for the fiscal years ended July 31, 1996, 1995, and 1994, the cash compensation paid by the Company and the Savings Bank to the chief executive officer of the Company and of the Savings Bank and to any executive officer receiving cash compensation in excess of $100,000.


                                                    Annual Compensation
                                         ------------------------------------------
                                                                                        Long Term Compensation
                                                                                               Awards
                                                                                      ---------------------------
                                                                                      Restricted    Securities
   Name and Principal                    Fiscal                      Other Annual       Stock       Underlying       All Other
        Position                          Year     Salary    Bonus   Compensation(1)  Awards$(2)   Options (#)(3)  Compensation(4)
   ------------------                    -------  -------- --------  ---------------  ----------   --------------  ---------------

Kevin J. Coogan                            1996   $270,000 $ 50,000       --          $     --          7,700        $116,736 (5)
President, Chief Executive                 1995    250,000   50,000       --                --          6,050          37,352 (6)
Officer, and Director                      1994    208,987   33,864       --           595,320        103,012          45,345 (7)

Kevin M. McCloskey                         1996    133,000   25,000       --                --          7,700          69,848 (5)
Vice President and                         1995    125,000   25,000       --                --          6,050          37,352 (6)
Chief Operating Officer                    1994    104,511   17,140       --           148,830         28,988          23,390 (7)

Anthony G. Gallo                           1996    122,000   25,000       --                --          7,700          65,440 (5)
Vice President and                         1995    115,016   25,000       --                --          6,050          34,866 (6)
Chief Financial Officer                    1994     94,475   15,578       --           148,830         28,988          21,100 (7)


-----------------------
(1) Except as otherwise disclosed, for fiscal years 1996, 1995 and 1994, there were no (a) prerequisites over the lesser of $50,000 or 10% of any of such executive officers' total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement of maturation; (d) tax payment reimbursement; or (e) preferential discounts on stock.
(2) Represents awards of Common Stock under the Management Stock Bonus Plans ("MSBP") based upon the value of such stock of $10.00 per share as of the date of such award. Dividends received on the MSBPs shares are distributed annually. At July 31, 1996, the MSBP Trust held shares of Common Stock subject to forfeiture for the benefit of Messrs. Coogan, McCloskey, and Gallo with a fair market value of $868,318, $212,892, and $212,892 (calculated by multiplying $20.50 per share, the closing price of the Company's unrestricted Common Stock on July 31, 1996, by the number of shares of Common Stock awarded under the MSBP).
(3)   In 1994 and 1995, adjusted for 10% stock dividend in fiscal 1996.
(4) Does not include the value of premiums associated with Key Executive Life Insurance policies which for the 1996, 1995 and 1994 fiscal years were $27,288, $26,876 and $24,996 paid on behalf of Mr. Coogan $9,818, $9,108 and $9,917 paid on behalf of Mr. McCloskey and $11,845, $13,398 and $12,669 on behalf of Mr. Gallo, respectively.
(5) Includes the value of 2,732 shares allocated under the ESOP for each named executive which had a market price at July 31, 1996 of $20.50 per share. Also includes $60,730, $13,842, and $9,434 of accrued benefits under the SERP Plan for Messrs. Coogan, McCloskey and Gallo, respectively.
(6) For Messrs. Coogan, McCloskey and Gallo, respectively, includes the value of 2,148 shares, 2,148 shares and 2,005 shares allocated under the ESOP which had a market price of $17.39 at July 31, 1995.

(7) For Messrs. Coogan, McCloskey, and Gallo, respectively, includes the value of 2,687 shares, 1,386 shares, and 1,250 shares allocated under the ESOP, which had a market value of $16.88 at July 31, 1994.

Employment Agreements

      On October 25, 1994, the Savings Bank entered into employment agreements with Chairman Costello, President Coogan, Vice President McCloskey and Vice President Gallo. The employment agreements are for terms of three years and have base salaries for fiscal 1996 of $27,500, $270,000, $133,000 and $122,000 for
Messrs. Costello, Coogan, McCloskey and Gallo, respectively. The agreements may be terminated by the Savings Bank for "just cause." Termination for "just cause" is defined in the agreement as termination by reason of personal dishonesty; incompetence; willful misconduct; breach of a fiduciary duty involving personal profit; intentional failure to perform stated duties; willful violation of any law, rule, regulation (other than traffic violations or similar offenses); final cease-and-desist order; or material breach of any provision of the agreement. In the event the agreement is terminated for just cause, the employee shall only receive his salary up to the date of termination. If the Savings Bank terminates the employee without just cause, the employee will be entitled to a continuation of salary from the date of termination through the remaining term of the agreement.

      The employment agreements contain a provision stating that in the event of involuntary termination of employment in connection with, or within one year after, any change in control of the Savings Bank, the employee will be paid in a lump sum an amount equal to 2.99 times the employee's prior five year average taxable compensation. If such lump payments were made as of July 31, 1996, Messrs. Costello, Coogan, McCloskey and Gallo would receive payments of approximately $82,225, $807,300, $397,670, and $364,780, respectively. The aggregate payments that would be made would be an expense to the Savings Bank, thereby reducing net income and the Savings Bank's capital by that amount. Each agreement provides for a payment to the estate of the executive in the event of death funded by the Key Executive Life Insurance policies held by the Savings Bank. The agreements are automatically renewed monthly so that the remaining term shall continue to be three years unless the employee receives written notice from the Bank that the agreement shall not be extended beyond the then effective expiration date.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company consists of Director Dean - Chairman, and Directors Pedra and Rowe. The committee serves as the Compensation Committee for the Savings Bank. Members of the committee are non-employee directors of the Company and the Savings Bank. The committee meets annually to review the performance of the Savings Bank's officers and employees, and to determine compensation programs and salary actions for the Savings Bank and its personnel.

Board Compensation Committee Report on Executive Compensation

      The Savings Bank's Compensation Committee met once during the fiscal year ended July 31, 1996 to review compensation paid to executive officers and to determine the level of any increases in the salary budget for executive officers to take effect during the following year. As to each executive officer, the committee first considers recommendations presented by the Chief Executive Officer. The committee reviews various published surveys of compensation paid to executives performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Savings Bank's market area. During the fiscal year ended July 31, 1996, the committee looked at institutions with total assets of $300 million to $600 million. Although the committee does not set compensation levels for executive officers based on whether particular financial goals have been achieved by the Company, the committee does consider the overall profitability of the Company when making these decisions. With respect to each particular executive officer, his or her particular contributions to the Company over the past year are also evaluated.

      For the fiscal year ended July 31, 1996, Kevin J. Coogan, President and Chief Executive Officer, received an increase in salary from $250,000 to $270,000, Kevin McCloskey, Vice President and Chief Operating Officer received an increase in salary from $125,000 to $133,000, and Anthony G. Gallo, Vice President and Chief Financial Officer received an increase from $115,000 to $122,000. Messrs. Coogan, McCloskey and Gallo received awards of restricted stock and stock options, as disclosed in the Summary Compensation Table. The committee considered the annual compensation paid to chief executive officers of financial institutions with assets of $300 million to $600 million and the individual job performance of such other executive officers in consideration of its specific salary increase decision with respect to compensation paid to Messrs. Coogan, McCloskey and Gallo.

      The Compensation Committee:

      Leo J. Dean - Chairman
      Dennis D. Pedra
      Michael R. Rowe

Other Benefits

      Pension Plan. The Savings Bank sponsors a tax-qualified defined benefit pension plan (the "Pension Plan"). All full-time employees of the Savings Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of service. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 62). The annual benefit payable as a life annuity under the Pension Plan is equal to the sum of the participants accrued benefit as of January 31, 1995, and the benefit which can be provided by the actuarial accumulations of the contributions made on the participant's behalf each year. For Participant's with one to five years of service the contribution is equal to 2.25% of compensation up to the Social Security taxable wage base for the plan year of reference plus 4.5% of compensation in excess of the Social Security taxable wage base for the plan year of reference. For participants with six to ten years of service, the contribution is equal to 3.00% of compensation up to the Social Security taxable wage base for the plan year of reference plus 6.00% of compensation in excess of the Social Security taxable wage base for the plan year of reference. For participants with more than ten years of service, the contributions equal to 4.00% of compensation up to the Social Security taxable wage base for the plan year of reference plus 8.00% of compensation in excess of the Social Security Taxable Wage Base for the plan year of reference. A participant may elect an early retirement at age 60 with 20 years of service and may elect to receive a reduced monthly benefit. At July 31, 1996, Mr. Coogan, Mr. McCloskey, and Mr. Gallo had 13, 11 and 7 years of credited service, respectively, under the Pension Plan. Upon normal retirement at age 62, Mr. Coogan, Mr. McCloskey, and Mr. Gallo would each receive an annual benefit of $60,690, $73,605 and $43,980, respectively. These benefits are determined as of February 1, 1993. Benefits are payable in the form of various annuity alternatives, including a joint and survivor option, or in a lump-sum. For the Pension Plan year ended January 31, 1996, the highest permissible annual benefit under the Internal Revenue Code ("Code") was $120,000. Benefits under the Pension Plan are not subject to offset for Social Security benefits. Total Savings Bank pension expense (credit) for the years ended July 31, 1996, 1995, and 1994 was $(52,664), (14,488) and $35,276, respectively.

      Supplemental Executive Retirement Plan. The Savings Bank has adopted a supplemental executive retirement plan ("SERP") for the benefit of Messrs. Coogan, McCloskey and Gallo. The purpose of the SERP is to furnish each participant with supplemental post-retirement benefits in addition to those which will be provided under the Savings Bank's pension plan and other retirement benefits. The SERP will provide a supplemental benefit necessary to furnish the pension benefits based upon the formula contained in the Pension Plan, without regard to the limitations under the Code regarding maximum benefits levels. Payments under the SERP will be accrued for financial reporting purposes based upon the vesting of such benefits. The SERP shall be unfunded. There are no tax consequences to either the participant or the Savings Bank related to the SERP prior to payment of benefits. Upon receipt of payment of benefits, the participant will recognize taxable ordinary income in the amount of such payments received and the Savings Bank will be entitled to recognize a tax-deductible compensation expense at that time. Benefits under the SERP shall be immediately payable upon death or disability of the participant, or upon termination of participant within one year of a change in control of the Savings Bank. The SERP expense was $84,006 for the year ended July 31, 1996.

      401(k) Profit Sharing Plan. The Savings Bank sponsors a tax-qualified defined contribution profit sharing plan, ("401(k) Plan"), for the benefit of its employees. All full-time employees become eligible to participate under the Plan after completing one year of service. Under the 401(k) Plan, employees may voluntarily elect to defer up to 5% of compensation, not to exceed applicable limits under the Code (i.e., $9,500 in 1995). Additionally, the Savings Bank may contribute an annual discretionary contribution to the plan. Such benefits are allocated to participant accounts as a percentage of base compensation of such participant to the base compensation of all participants. At the end of each fiscal year, the Board of Directors determines whether to make a discretionary contribution and the amount of the contribution to the 401(k) Plan, based upon a number of factors, such as the Savings Bank's retained income, profits, regulatory capital and employee performance. There were no employer contributions to the 401(k) Plan by the Savings Bank for all employees for the fiscal years ended July 31, 1996, 1995 and 1994.

      Employee Stock Ownership Plan. The Savings Bank maintains an employee stock ownership plan, the ESOP, for the exclusive benefit of participating employees. Participating employees are full-time employees who have completed one year of service with the Savings Bank or its subsidiary and attained age 21.

      The ESOP is funded by contributions made by the Savings Bank in cash or the Common Stock. Benefits may be paid either in shares of the Common Stock or in cash. The ESOP has borrowed funds from an unrelated third party lender, in order to purchase 5.0% of the Common Stock issued in the Conversion (i.e. $1,100,000). This loan is secured by the shares purchased and earnings of ESOP assets. Shares purchased with such loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. The Savings Bank is contributing approximately $137,500 annually to the ESOP to meet principal obligations under the ESOP loan. This loan is expected to be fully repaid by the year 2001.

      Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of total compensation, excluding bonuses. All participants must be employed at least 1,000 hours in a plan year and be employed on the last day of the plan year in order to receive an allocation. Participant benefits become 100% vested after five years of service. Employment prior to the adoption of the ESOP shall count toward vesting. Vesting will be accelerated upon retirement, death, disability or termination of the ESOP. Forfeitures will be reallocated to participants on the same basis as other contributions in the plan year. Benefits may be payable in the form of a lump sum upon retirement, death, disability or separation from service. The Savings Bank's contributions to the ESOP are discretionary; therefore, benefits payable under the ESOP cannot be estimated.

      The Board of Directors has appointed a committee (the "ESOP Committee") to administer the ESOP. These same Directors also serve as the ESOP Trustees. The Board of Directors or the ESOP Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the Board of Directors or the ESOP Committee, subject to the Trustees' fiduciary duties.

      Stock Option Plans. In connection with the Conversion, the Savings Bank's Board of Directors adopted the 1993 Stock Option Plans (the "Option Plans"), which were ratified by stockholders of the Savings Bank at the Special Meeting of stockholders held on May 26, 1994. Pursuant to the Option Plans, a number of shares equal to 15% of the Common Stock issued in the Conversion (i.e., 363,000 shares based upon the sale of 2,420,000 shares) were reserved for issuance by the Savings Bank upon exercise of stock options to be granted to officers, directors and employees of the Savings Bank from time to time under the Option Plans. The purpose of the Option Plans is to provide additional performance and retention incentives to certain officers, directors and employees by facilitating their purchase of a stock interest in the Savings Bank. The Option Plans, which became effective upon the Conversion, provide for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Option Plans.

      The Option Plans are administered by a committee of a least three non-employee directors designated by the Board of Directors (the "Option Committee"). Such members of the Option Committee shall be deemed "disinterested" within the meaning of Rule 16b-3 pursuant to the Securities Exchange Act of 1934. Directors Rowe, Costello and Dean have been selected to serve as the members of the Option Committee. The Option Committee, within its business judgment, will select the officers and employees to whom options are to be granted and the number of shares to be granted. Options will be granted based upon several factors, including seniority, job position, job performance, the Savings Bank's performance and a comparison of options given by other institutions converting from mutual to stock form.

      Options to purchase a number of shares equal to 15% of the Common Stock issued in the Conversion, or 363,000 shares of the Common Stock, were reserved under the Option Plans to be awarded from time to time to executive officers, directors and other employees of the Savings Bank. An initial grant of options under the Option Plans was made upon completion of the Conversion, at an option exercise price equal to the purchase price of the Common Stock in the Conversion ($10.00 per share). Options to purchase 241,951 shares of Common Stock were granted at the completion of the Conversion. In December 1994, an additional 30,000 options were awarded at an option exercise price of $15.00 per share. In January 1996, the Company issued a 10% stock dividend. As of July 31, 1996, 418,158 options were granted. The remaining options (i.e., 21,072) are reserved for future grants to officers, directors and employees.

      The last sale price of the Common Stock as reported on the Nasdaq National Market System as of October 15, 1996, was $24.125 per share.

      The following table sets forth additional information concerning options granted under the 1993 Stock Option Plans.



                            Option/SAR Grants Table
             Option/SAR Grants in Fiscal Year Ended July 31, 1996
     ----------------------------------------------------------------------
                                                                                Potential Realizable
                                                                               Value at Assumed Annual
                                                                                Rates of Stock Price
                                                                                  Appreciation for
         Individual Grants                                                         Option Term(1)
     -----------------------------------------------------------------------   -----------------------
     (a)               (b)              (c)           (d)           (e)           (f)          (g)
                                    % of Total
                 # of Securities      Options       Exercise
                   Underlying       Granted to      or Base
                     Options       Employees in       price     Expiration
Name               Granted (#)     Fiscal Year       ($/SH)        Date          5% ($)        10% ($)
----             ---------------   ------------     --------    -----------     -------        -------

Kevin J. Coogan        7,700            8.6%        $16.02        11/05         $99,271        $334,436

Kevin M. McCloskey     7,700            8.6          16.02        11/05          99,271         334,436

Anthony G. Gallo       7,700            8.6          16.02        11/05          99,271         334,436


-------------------------
(1) The amounts represent certain assumed rates of appreciation based upon the closing price of stock as of July 31, 1996 of $20.50 per share. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurances that the amount reflected in the table will be achieved.



             Option/SAR Exercises and Fiscal Year End Value Table
Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
--------------------------------------------------------------------------------
     (a)                  (b)                     (c)                          (d)                             (e)
                                                                        Number of Securities
                                                                            Underlying                  Value of Unexercised
                                                                           Unexercised                     In-The-Money
                                                                           Options/SARs                    Options/SARs
                                                                           at FY-End (#)                  at -End ($) (1)
                      Shares Acquired                                       Exercisable/                    Exercisable
Name                  on Exercise (#)       Value Realized ($) (1)         Unexercisable                   Unexercisable
----                  ---------------       ----------------------      ---------------------           ---------------------

Kevin J. Coogan              0                     0                       116,762/0                       $ 1,309,872/0
Kevin M. McCloskey           0                     0                        42,738/0                           403,812/0
Anthony G. Gallo             0                     0                        42,738/0                           403,812/0


------------------------------

(1) Based upon the closing price of the Common Stock as of July 31, 1996, of $20.50 per share.

      Management Stock Bonus Plans. The Board of Directors of the Savings Bank adopted Management Stock Bonus Plans ("MSBPs") which were ratified by stockholders at the Special Meeting on May 26, 1994. Pursuant to the MSBPs, awards have been granted to directors, officers and employees of the Savings Bank in a manner designed to encourage such persons to remain with the Savings Bank.

      Awards under the Stock Bonus Plan were determined by the MSBP Committee based on the job position and responsibilities of the employees, the length and value of their services to the Savings Bank and/or its subsidiaries, and the compensation paid to employees. Officers, directors and employees of the Savings Bank were awarded a total of 145,200 shares of restricted stock pursuant to the MSBPs as ratified at the Special Meeting of Shareholders on May 26, 1994. There are 90,093 shares of common stock which are currently held by the MSBP Trusts which are unallocated.

Performance Graph

      Set forth on the following page is a stock performance graph comparing the cumulative total shareholder return on the Company's Common Stock for the period from December 1993 through July 31, 1996. The performance graph compares the cumulative total shareholder return on the Company's Common Stock with (a) the yearly cumulative total stockholder return on stocks included in the Nasdaq Total Market index and (b) the yearly cumulative total stockholder return on stocks included in the Nasdaq Bank index ("Bank Index"), as prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of December 22, 1993. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The Company's Common Stock was first issued on December 22, 1993.

      There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make nor endorse any predictions as to future stock performance.

[GRAPHIC OMITTED]




                              12/93       7/31/94        7/31/95       7/31/96
                             -------------------------------------------------
Total Market Index           $100.00       $95.89        $134.65       $146.75
Bank Index                    100.00       109.68         127.94        157.19
Lakeview Financial Corp.      100.00       169.46         195.17        256.59


                Certain Relationships and Related Transactions

      The Company had no "interlocking" relationships existing on or after August 1, 1994 in which (i) any executive officer is a member of the Board of Directors/Trustees of another entity, one of whose executive officers is a member of the Savings Bank's Board of Directors, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Company's Board of Directors.

      The Savings Bank has followed a policy of not granting loans to officers, directors and employees. However, loans may be made to members of the immediate families of officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, that apply to the Savings Bank's other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features. Loans to affiliates of principal officers and directors of the Savings Bank amounted to approximately $235,646, or .5% of the Company's stockholders' equity at July 31, 1996.

                         Independent Public Accountant

      KPMG Peat Marwick LLP was the Company's independent public accountant for the 1996 fiscal year. The Board of Directors of the Company presently intends to renew the Company's arrangement with KPMG Peat Marwick LLP to be its auditors for the fiscal year ending July 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

                              Financial Information

      The audited financial statements of the Company for the fiscal year ended July 31, 1996, prepared in conformity with generally accepted accounting principles, are included in the Company's 1996 Annual Report to Stockholders, which accompanies this Proxy Statement. Any stockholder who has not received a copy of the Company's Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the Company's proxy solicitation materials or as having been incorporated herein by reference.

                             Stockholder Proposals

      In order to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1117 Main Street, Paterson, New Jersey 07503 no later than August 2, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

                                 Other Matters

      The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                            Solicitation of Proxies

      The cost of  solicitation  of proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without payment of additional compensation.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    HELEN SACO
                                    SECRETARY
Paterson, New Jersey
October 31, 1996

APPENDIX A
                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           LAKEVIEW FINANCIAL CORP.
               (Name of Registrant as Specified in Its Charter)

                           LAKEVIEW FINANCIAL CORP.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]       No fee required
  [ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1) Title of each class of securities to which transaction applies:


      (2) Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4) Proposed maximum aggregate value of transaction:


      (5)  Total fee paid:


  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:


      (2) Form, Schedule or Registration Statement No.:


      (3) Filing Party:


      (4) Date Filed:

APPENDIX B


                           LAKEVIEW FINANCIAL CORP.
                               1117 MAIN STREET
                          PATERSON, NEW JERSEY  07503
                                (201) 742-3060
                        ANNUAL MEETING OF STOCKHOLDERS

                               November 26, 1996

      The undersigned hereby appoints the Board of Directors of Lakeview Financial Corp. ("Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting"), to be held at The Robin Hood Inn, 1129 Valley Road, Clifton, New Jersey, on November 26, 1996, at 10:00 a.m. and at any and all adjournments thereof, as follows:

                                                       VOTE FOR   VOTE WITHHELD
1.     The election as a director of the two
       nominees listed below for terms to                 |_|         |_|
       expire in 1999 (except as marked to the
       contrary).

       Leo J. Costello
       Leo J. Dean



INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided. __________________________________________


  2. In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournments thereof.


                                   VOTE FOR                 AGAINST

                                      |_|                     |_|






       The Board of Directors recommends a vote "FOR" all of the above listed propositions.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Company of his or her decision to terminate this proxy.

       The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting, a Proxy Statement dated October 31, 1996, and the 1996 Annual Report to Stockholders.



Dated:                , 1996



_________________________                    _________________________
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


_________________________                    _________________________
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                     THE ENCLOSED POSTAGE-PREPAID ENVELOPE.